SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PARK-OHIO HLDGS CORP

                    GAMCO INVESTORS, INC.
                                12/22/03           12,700             7.5720
                                12/03/03            2,500             7.2100
                                12/02/03            7,500             7.2133
                                12/01/03           10,000             7.2138
                                12/01/03            8,000             7.2200
                                12/01/03            5,000             7.2300
                                11/28/03            2,000             7.3000
                                11/21/03            1,300-            7.4023
                                11/20/03            1,700-            7.4824
                                11/17/03           22,450-            7.3406
                                11/03/03           10,000             8.2295
                                11/03/03               80-            8.2730
                                11/03/03           10,000             8.2295
                                10/28/03           10,000             8.0200
                                10/24/03            5,000-            8.4188
                    GABELLI FUNDS, LLC.
                         WOODLAND SMALL CAP VALUE FUND
                                11/17/03              170-            7.3406


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.